UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 16, 2013, MGP Ingredients, Inc. (the “Company”) mailed a letter to its stockholders (the “Letter”) from the Independent Directors of the Company’s Board of Directors.  The Letter is filed herewith as Exhibit 1.  A voting buckslip accompanied the Letter.  The voting buckslip is filed herewith as Exhibit 2.

Exhibit 1

August 16, 2013

Dear Fellow Stockholder:

VOTE THE WHITE CARD NOW TO SUPPORT STRONG, INDEPENDENT LEADERSHIP AT MGP AND PROTECT THE VALUE OF YOUR INVESTMENT

MGP’s 2013 Annual Meeting scheduled for August 23, 2013 is rapidly approaching.  Your vote is critical to supporting MGP’s Independent Directors and professional management team and to protect the value of your investment.

MGP’s Independent Directors are looking out for your best interests and those of all common stockholders.  Before casting your vote on the WHITE proxy card, consider the following important facts:

•                  Independent, Third-Party Supports MGP’s Nominees.  Glass, Lewis & Co., LLC (Glass Lewis), an independent advisor to institutional investors and asset managers that collectively manage more than $15 trillion in assets, recommends voting FOR the Company’s director nominees.

“Given that the Cray family already exerts significant influence over the Company through its ownership of 92% of the preferred shares, giving it the right to elect five of the Company’s nine directors, and 27.5% ownership of the common shares, we believe it is particularly important in this case for independent directors to maintain their current position. In our view, in light of recent actions, the independent directors are more likely to act in the best interests of all shareholders than is the Cray family.”

•                  Glass Lewis Report dated August 9, 2013

•                  Proxy Advisor Opposes Cray Group Governance Proposals.  The Cray Group’s efforts are about increasing their already significant control over MGP.  Institutional Shareholder Services Inc. (ISS), another independent advisor to institutional investors trusted by over 1,700 clients, recommends against the governance proposals put forth by the Cray Group underscoring the danger for common stockholders in turning over even more control of MGP to the Cray family.

“While the ability to call special meetings generally enhances the rights of shareholders, the dissident is the most likely beneficiary of the proposed special meeting right and could use such right to strengthen board control to the detriment of common shareholders.”

“Approval of this proposal along with other proposals brought forward by the dissidents would enable the Cray family to accelerate the removal of B directors, including those independent directors who have recently, in an open letter to shareholders, opposed the proponents and expressed their intent to fulfill their fiduciary duties and work in the best interest of all shareholders.”

•                  ISS Report dated August 15, 2013

•                  MGP’s Transformation is on the Right Path.  MGP’s Independent Directors and management team are guiding the Company through a transformation that is positioning MGP for sustainable, long-term profitability.  As evidence, Glass Lewis, states:

“…the Company’s most recent stock price performance is indicative of a better performing company that is implementing a strategy that has begun to yield positive financial results.”

•                  Glass Lewis Report dated August 9, 2013

•                  The Cray Group Continues to Interfere with the Board’s Fiduciary Duties.  Consistent with their fiduciary duties, the Independent Directors are pursuing strategic alternatives to drive value at MGP.  In contrast, Cray Group members Karen Seaberg and Bud Cray have made it clear they will not seriously consider potential strategic alternatives.  Their position is difficult to reconcile with their fiduciary duties as directors and is not in the best interests of common stockholders.

A vote on the WHITE proxy card will prevent turning even more control over to a group so clearly intent on using its existing control to pursue its own self-interest.

•                  The Cray Group Has No New Plan to Drive Value Creation at MGP.  The Cray Group’s “plan” is solely focused on replacing MGP’s CEO and Chairman at a critical time in the Company’s transformation.  Their efforts would jeopardize the transformation.  Their self-interested approach would serve to increase their control over MGP and is not in your best interests.

VOTE THE WHITE PROXY CARD TO SUPPORT INDEPENDENT LEADERSHIP AT MGP AND THE BEST INTERESTS OF ALL STOCKHOLDERS

The re-election of Chairman John Speirs — an important advocate for your interests on the MGP Board — and the defeat of the Cray Group’s self-interested governance proposals are critical to protecting the value of your investment in MGP.

If you voted the WHITE card already, you do not need to take any further action.  If you have not voted the WHITE card yet, we encourage you to do so before the August 23, 2013 Annual Meeting has concluded.

Thank you again for your support,

John R. Speirs	Michael Braude	John E. Byom	Gary Gradinger
Chairman	Director	Director	Director

Linda E. Miller	Daryl R. Schaller, Ph.D.
Director	Director

The Independent Directors of the Board

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxy votes:

Innisfree M&A Incorporated

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call: (212) 750-5833

IMPORTANT

Vote the White Proxy Card today!

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison or Indiana facilities, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the ability to effectively operate the Illinois Corn Processing, LLC (“ICP”) joint venture, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) actions of governments and (x) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

Important Additional Information

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning the Company are available free of charge at www.sec.gov.  For a copy of final definitive materials with respect to 2013 Annual Meeting, including Amendment No. 3 of the supplement to the proxy statement, please see http://ir.mgpingredients.com/annuals.cfm. Voting remains open to stockholders of record at the close of business on April 3, 2013. Stockholders should carefully read the definitive proxy statement, including supplements thereto, before making any voting decision.

The Company and its directors, director nominees, the Company’s chief executive officer and its chief financial officer (the “Participants”) may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting.  Information regarding the Participants in the solicitation is more specifically set forth in the definitive proxy statement and the proxy statement supplement that were filed by the Company with the SEC and which are available free of charge from the SEC and the Company, as indicated above.

Exhibit 2

— TIME IS SHORT! —

THE ANNUAL MEETING OF STOCKHOLDERS

OF MGP INGREDIENTS, INC. IS SCHEDULED FOR
AUGUST 23, 2013

PLEASE VOTE TODAY

BY TELEPHONE OR INTERNET

SIMPLY FOLLOW THE INSTRUCTIONS ON THE
ENCLOSED WHITE PROXY CARD

If you need assistance in voting your shares, please call
Innisfree M&A Incorporated, toll-free, at (888) 750-5834.